                                                                     EXHIBIT 3.1



                              AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                                       OF

                              IMC MORTGAGE COMPANY

        The undersigned, for the purpose of forming a corporation for profit under the laws of Florida, adopts the following Articles of Incorporation.

                                   ARTICLE I

                                NAME AND ADDRESS

        Section 1.1  NAME.  The name of the corporation is IMC Mortgage Company.

        Section 1.2 ADDRESS OF PRINCIPAL OFFICE. The address of the principal office of the corporation is 3450 West Busch Boulevard, Suite 250, Tampa, Florida 33618.

                                   ARTICLE II

                                    DURATION

        Section 2.1  DURATION.  This corporation shall exist perpetually.

                                  ARTICLE III

                                    PURPOSES

        Section 3.1 PURPOSES. This corporation is organized for the purposes of transacting any or all lawful business permitted under the laws of the United States and of the State of Florida.


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



                                   ARTICLE IV

                                    CAPITAL

        Section A. AUTHORIZED CAPITAL. The maximum number of shares of stock which the Corporation is authorized to have outstanding at any one time is sixty million (60,000,000) shares (the "Capital Stock") divided into classes as follows:

               1. Ten million (10,000,000) shares of preferred stock having a par value of $0.01 per share (the "Preferred Stock"), and which may be issued in one or more classes or series as further described in Section B; and

               2. Fifty million (50,000,000) shares of common stock having a par value of $0.001 per share (the "Common Stock").

All such shares shall be issued fully paid and nonassessable.

        Section B. PREFERRED STOCK. The Board of Directors is authorized to provide for the issuance of the Preferred Stock in one or more classes and in one or more series within a class and, by filing the appropriate Articles of Amendment with the Secretary of State of Florida which shall be effective without shareholder action, is authorized to establish the number of shares to be included in each class and each series and the preferences, limitations and relative rights of each class and each series. Such preferences must include the preferential right to receive distributions of dividends or the preferential right to receive distributions of assets upon the dissolution of the corporation before shares of Common Stock are entitled to receive such distributions. Shares of a class of Preferred Stock may have preference over shares of other classes of Preferred Stock to the extent determined by the Board of Directors at the time of establishing such class.

        Section C. COMMON STOCK. Holders of Common Stock are entitled to one vote per share on all matters required by Florida law to be approved by the shareholders. Subject to the rights of any outstanding classes or series of Preferred Stock having preferential dividend rights, holders of Common Stock are entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon the dissolution of the Corporation, holders of Common Stock are entitled to receive, pro rata in accordance with the number of shares owned by each, the net assets of the Corporation remaining after the holders of any outstanding classes or series of Preferred Stock having preferential rights to such assets have received the distributions to which they are entitled.


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                                   ARTICLE V

                      INITIAL REGISTERED OFFICE AND AGENT

        Section 5.1 NAME AND ADDRESS. The street address of the initial registered office of this corporation is One Independent Drive, Suite 3104, Jacksonville, Florida 32202, and the name of the initial registered agent of this corporation at that address is Mitchell W. Legler.

                                   ARTICLE VI

                                   DIRECTORS

        Section 6.1 NUMBER. The number of directors shall be established by the bylaws and may be increased or diminished from time to time by the bylaws, but shall never be less than one.

        Section 6.2 CLASSIFICATION. The directors shall be classified into three (3) classes, as nearly equal in number as possible: one class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1996; another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1997; and a third class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1998, with each class to hold office until its successors are elected and qualified. At each annual meeting of the shareholders of the corporation, the date of which shall be fixed by or pursuant to the bylaws of the corporation, the successors of the class of directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of election.

                                  ARTICLE VII

                            MEETINGS OF SHAREHOLDERS

        Section 7.1 SPECIAL MEETINGS. Special meetings of shareholders may be called at any time, but only by (a) the Chairman of the Board of the Corporation, (b) a majority of the directors in office, although less than a quorum, and (c) the holders of not less than [FIFTY PERCENT (50%)] of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.


        Section 7.2 SHAREHOLDER ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of the shareholders, and may not be effected by any consent in writing by such shareholders, unless such written consent is by the holders of ninety percent (90%) of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class (unless separate voting by classes is required by law, in which case, the written consent by the holders of ninety percent (90%) of the outstanding shares of each class or series entitled to vote as a class shall be required).


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



                                  ARTICLE VIII

                                     BYLAWS

        Section 8.1 BYLAWS. The initial bylaws of this corporation shall be adopted by the board of directors. Bylaws may be amended or repealed from time to time by either the board of directors or the shareholders, but the board of directors shall not alter, amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that such bylaw is not subject to amendment or repeal by the board of directors.

                                   ARTICLE IX

                                INDEMNIFICATION

        Section 9.1 INDEMNIFICATION. The board of directors is hereby specifically authorized to make provision for indemnification of directors, officers, employees and agents to the full extent permitted by law.

                                   ARTICLE X

                                   AMENDMENT

        Section 10.1 AMENDMENT. This corporation reserves the right to amend or repeal any provision contained in these Articles of Incorporation, and any right conferred upon the shareholders is subject to this reservation.

        Section 10.2 REQUIRED VOTE. The affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required (unless separate voting by classes is required by law, in which case, the affirmative vote of the holders of a majority of the outstanding shares of each class or series entitled to vote as a class shall be required) in order to amend or repeal, or to adopt any provision inconsistent with the purpose of intent of Article VI ("Directors"), Article VII ("Action by Shareholders") or this Article X ("Amendment"). The affirmative vote of the holders of ninety percent (90%) of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required (unless separate voting by classes is required by law, in which case, the affirmative vote of the holders of ninety percent (90%) of the outstanding shares of each class or series entitled to vote as a class shall be required) in order to amend or repeal, or to adopt any provision inconsistent with the purpose or intent of Article VII ("Action by Shareholders").

        IN WITNESS WHEREOF, the President of the Corporation has executed these Amended and Restated Articles the 1 day of April, 1996.



                                            /s/ Thomas Middleton
                                            -----------------------------------
                                            Thomas Middleton, President


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                             ARTICLES OF AMENDMENT
              DESIGNATING THE PREFERENCES, RIGHTS AND LIMITATIONS
                   OF THE CLASS A CONVERTIBLE PREFERRED STOCK
                                       OF
                              IMC MORTGAGE COMPANY

               Pursuant to Section 607.0602 of the Florida Business Corporation Act, IMC Mortgage Company, a Florida corporation (the "Company"), hereby certifies that the following amendments were duly adopted by the Board of Directors of the Company (the "Board") on May 19, 1998, pursuant to authority conferred upon the Board by the provisions of the Articles of Incorporation of the Company (the "Articles of Incorporation").

               DESIGNATION OF CLASS A CONVERTIBLE PREFERRED STOCK. The Class, designated as Class A Convertible Preferred Stock will have the designations, preferences, voting powers, relative, participating, optional or other special rights and privileges, and the qualifications, limitations and restrictions as follows:

               SECTION 1. Designation, Rank. This series of preferred stock shall be designated the "Class A Convertible Preferred Stock," with a par value of $0.01 per share (the "Convertible Preferred Stock"). The Convertible Preferred Stock will rank, with respect to rights on liquidation, winding-up and dissolution, (i) senior to all classes of common stock of the Company, as they exist on the date hereof or as such stock may be constituted from time to time (the "Common Stock"), and each other class of capital stock or class or series of preferred stock established by the Board to the extent the terms of such stock do not expressly provide that it ranks on a parity with the Convertible Preferred Stock as to rights on liquidation, winding-up and dissolution (collectively, together with the Common Stock, the "Junior Securities"); (ii) on a parity with each class of capital stock or class or series of preferred stock established by the Board to the extent the terms of such stock expressly provide that it will rank on a parity with the Convertible Preferred Stock as to rights on liquidation, winding-up and dissolution (collectively, the "Parity Securities"); and (iii) junior to each other class of capital stock or class or series of preferred stock established by the Board to the extent the terms of such stock expressly provide that it will rank senior to the Convertible Preferred Stock as to rights on liquidation, winding-up and dissolution (collectively, the "Senior Securities").

               SECTION 2. Authorized Number. The authorized number of shares constituting the Convertible Preferred Stock shall be 500,000 shares.

          SECTION 3. Dividends. Holders of Convertible Preferred Stock will not be entitled to any dividends.

          SECTION 4. Liquidation Rights. The liquidation value of each share of Convertible Preferred Stock shall be $100.00 (the "Liquidation Value"). In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, after satisfaction of the claims of creditors and before any payment or distribution of assets is made on any Junior Securities, including, without limitation, the Common Stock but after any payment or distribution of assets to holders of Senior Securities, if any, (i) the holders of Convertible Preferred Stock shall receive a liquidation preference equal to the Liquidation Value of their shares and (ii) the holders of any Parity Securities shall be entitled to receive an amount equal to the full respective liquidation preferences (including any premium) to which they are entitled and shall receive an amount equal to all accrued and unpaid dividends with respect to their respective shares through and including the date of distribution (whether or not declared). If, upon such a voluntary or involuntary liquidation, dissolution or winding-up of the Company, the assets of the Company are insufficient to pay in full the amounts described above as payable with respect to the Convertible Preferred Stock and any Parity Securities, the holders of the Convertible Preferred Stock and such Parity Securities will share ratably in any distribution of assets of the Company in proportion to their respective liquidation preferences. After payment of the Liquidation Value, the Convertible Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company. Neither the sale or transfer of all or any part of the assets of the Company, nor the merger or consolidation of the Company into or with any other corporation or a merger of any other corporation with or into the Company, will be deemed to be a liquidation, dissolution or winding-up of the Company.

          SECTION 5. Voting Rights.

          Except as provided below or as may be required by the law of the State of Florida or provided by the resolution creating any other series of preferred stock, the holders of Convertible Preferred Stock will not be entitled to vote. So long as any shares of Convertible Preferred Stock are outstanding, the vote or consent of the holders of 66 2/3% of the outstanding shares of Convertible Preferred Stock, voting together as a single class, shall be necessary to (i) increase or decrease the par value of the shares of Convertible Preferred Stock or (ii) amend Article IV of the Articles of Incorporation, except with respect to changes in the par value of, or the number of authorized shares of Common Stock, or alter or change the powers, preferences, or special rights of the shares of Convertible Preferred Stock, so as to affect them adversely, either directly or indirectly, or through a merger or consolidation with any person, or (iii) authorize or issue any additional class or series of Parity Securities or

Senior Securities, or any security convertible into Parity Securities or Senior Securities; provided, however, that the Company may amend such Article IV to authorize Parity Securities not to exceed, in the aggregate, $100 million in liquidation value without the consent of holders of 66 2/3% of the outstanding shares of Convertible Preferred Stock.

          SECTION 6. Conversion.

          (a) Right to Convert. Each share of Convertible Preferred Stock will be convertible (the rights to convert described in this subsection (a) are referred to as the "Conversion Rights") at any time at the option of the holder thereof, into such number of fully paid and non-assessable shares of Common Stock (together with any Rights (as defined in subsection (b)(iii) below) associated therewith) as is equal to (A) the sum of the Liquidation Value of the Convertible Preferred Stock, divided by (B) the Conversion Price then in effect. The initial "Conversion Price" for the Convertible Preferred Stock shall be $10.44 and shall be subject to adjustment as described below. Shares of Convertible Preferred Stock to be redeemed in accordance with Section 7 hereof will not be convertible after the close of business on the day preceding the date fixed for redemption, unless the Company defaults in payment of the redemption price.


          (b) Anti-dilution Provisions. The Conversion Price is subject to adjustment after the issuance of the Convertible Preferred Stock from time to time as follows:

          (i) In case the Company shall (1) pay a dividend or make a distribution on Common Stock in shares of Common Stock, (2) subdivide its outstanding shares of Common Stock into a greater number of shares or (3) combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such holder would have been entitled to receive immediately following such action had the holder's Convertible Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this subsection (i) shall become effective immediately (except as provided in subsection (vi) below) after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

          (ii) In case the Company shall issue rights, options or warrants to holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the

     Current Market Price per share (as defined in subsection (v) below) of the Common Stock on the record date mentioned below, then the Conversion Price in effect immediately prior thereto shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights, options or warrants by a fraction of which

               (1) the numerator shall be the sum of (A) the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants immediately prior to such issuance plus (B) the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price (determined by multiplying such total number of shares offered for subscription or purchase by the sum of the exercise price of such rights, options or warrants plus the value of any consideration per share paid to the Company for such rights, options or warrants and dividing the product so obtained by such Current Market Price), and

               (2) the denominator shall be the sum of (A) the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants immediately prior to such issuance plus (B) the number of additional shares of Common Stock which are so offered for subscription or purchase.

          Such adjustment shall be made successively whenever any rights, options or warrants are issued, and shall become effective immediately (except as provided in subsection (vi) below) after the record date for the determination of stockholders entitled to receive such rights, options or warrants; provided, however, in the event that all the shares of Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights, options or warrants, upon the expiration of such rights, options or warrants the Conversion Price shall be readjusted to the Conversion Price which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the exercise of such rights, options or warrants rather than upon the number of shares of Common Stock offered for subscription or purchase. In determining the value of any consideration received by the Company for such rights, options or warrants, the determination of the Board in good faith shall be conclusive and shall be described in a Board resolution.

     (iii) Notwithstanding subsection (ii) above, any adjustments to the Conversion Price to account for the issuance of "Rights" under a Shareholder Rights Plan or Agreement (a "Rights Agreement") adopted subsequent to the date hereof shall be made when such Rights are exercised or exchanged by the Company for Common Stock (Common Stock issued pursuant to the exercise of, or exchange by the Company for, such Rights are referred to as "Rights Stock") pursuant to a Rights Agreement or like arrangement at a price per share less than the Current Market Price per share of Common Stock on the date of such exercise or exchange. The Conversion Price in effect immediately prior to such exercise or exchange shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such exercise or exchange by a fraction of which

               (1) the numerator shall be the sum of (A) the number of shares of Common Stock outstanding on the date of issuance of such Rights Stock immediately prior to such issuance plus (B) the number of shares of Common Stock which the aggregate consideration received for the total number of shares of Rights Stock so issued would purchase at such Current Market Price (determined by multiplying such total number of shares of Rights Stock by the consideration received per share of such Rights Stock and dividing the product so obtained by such Current Market Price), and

               (2) the denominator shall be the sum of (A) the number of shares of Common Stock outstanding on the date of issuance of such Rights Stock immediately prior to such issuance plus (B) the number of additional shares of Rights Stock which are so issued.

     Such adjustment shall be made successively whenever any Rights Stock is issued, and shall become effective immediately (except as provided in subsection (vi) below) after the issuance of Rights Stock. If after the "Distribution Date" or a similar date (as defined in a Rights Agreement), holders converting shares of Convertible Preferred Stock are, for any reason, not entitled to receive the Rights or similar rights, options or warrants which would otherwise be attributable (but for the date of conversion) to the shares of Common Stock received upon such conversion, then a reducing adjustment shall be made in the Conversion Price to reflect the fair market value of the Rights or similar rights, options or warrants. If such an adjustment is made and the Rights or similar rights, options or warrants are later exchanged, redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the Conversion Price, on an equitable basis, to take account of such event.

     (iv) In case the Company shall distribute to holders of Common Stock evidences of indebtedness, equity securities (including equity interests in the Company's subsidiaries) other than Common Stock or other assets (other than cash dividends paid out of earned surplus of the Company or, if there shall be no earned surplus, out of net profits for the fiscal year in which the dividend is made and/or the preceding fiscal year), or shall distribute to holders of Common Stock rights, options or warrants to subscribe to securities (other than any Rights, rights, options or warrants referred to in subsection (ii) or subsection (iii) above), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the record date mentioned below less the then fair market value of the portion of the assets, evidence of indebtedness and equity securities so distributed, or of such subscription rights, warrants or options, applicable to one share of Common Stock, and of which the denominator shall be such Current Market Price. For the purposes of this subsection (iv), in the event of a distribution of shares of capital stock or other securities of any subsidiary of the Company as a dividend on shares of Common Stock, the "then fair market value" of the shares or other securities so distributed shall be the value of such shares or other securities on the record date mentioned below as determined by the Board, whose good faith determination shall be conclusive evidence of such value, and shall be described in a Board resolution. Such adjustment shall become effective immediately (except as provided in subsection
(vi) below) after the record date for the determination of stockholders entitled to receive such distribution.

     (v)  For the purpose of any computation under subsection (ii), subsection
(iii) or subsection (iv) above, the "Current Market Price" per share of stock on any date shall be deemed to be the average of the last sale prices of a share of such stock for the 15 consecutive trading days commencing 20 trading days before the earliest of the date in question and the date before the "ex date" with respect to the issuance or distribution requiring such computation, or, if there shall have been no sales of such stock on any such trading day, the average of the closing bid and asked prices at the end of such trading day. For purposes of this subsection (v), the term "ex date", when used with respect to any issuance or distribution, means the first date on which the stock trades regular way on the principal national securities exchange on which the stock is listed or admitted to trading (or if not so listed or admitted, on NASDAQ, or a similar organization if NASDAQ is no longer reporting trading information) without the right to receive such issuance or distribution.

     (vi) In any case in which this Section shall require that an adjustment be made immediately following a record date or immediately following the exercise of, or exchange of Rights Stock for, a Right, the Company may elect to defer the effectiveness or such adjustment (but in no event until a date later than the later of the "ex date" as defined above and the effective date of the event giving rise to such adjustment), in which case the Company shall, with respect to any Convertible Preferred Stock converted after the date of such exercise or exchange or such record date, as the case may be, and before such adjustment shall have become effective (1) defer making any cash payment or issuing to the holder of such Convertible Preferred Stock the number of shares of Common Stock and other capital stock of the Company issuable upon such conversion in excess of the number of shares of Common Stock and other capital stock of the Company issuable thereupon only on the basis of the Conversion Price prior to adjustment, and (2) not later than five business days after such adjustment shall have become effective, pay to such holder the appropriate cash payment and issue to such holder the additional shares of Common Stock and other capital stock of the Company issuable on such conversion.

     (vii) Whenever the Conversion Price is adjusted as provided above:

           (1) the Company shall compute the adjusted Conversion Price and shall promptly file with the stock transfer or conversion agent, as appropriate, for the Convertible Preferred Stock, a certificate signed by a principal financial officer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based and the computation thereof; and

           (2) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall, as soon as practicable, be sent by first-class mail to the holders of record of the Convertible Preferred Stock.

           In case:

           (A) the Company shall take any action which would require an adjustment to the Conversion Price pursuant to subsection (iv) above;

           (B) the Company shall authorize the granting to the holders of its Common Stock of rights, options or warrants entitling them to subscribe for or purchase any shares of capital stock of any class or of any other rights;

           (C) of any reorganization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or a subdivision or combination of its outstanding Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale, lease or transfer of all or substantially all the assets of the Company; or

           (D) of the voluntary or involuntary liquidation, dissolution or winding-up of the Company;

then the Company shall cause to be mailed to the stock transfer or conversion agent, as appropriate, for the Convertible Preferred Stock and to the holders of record of Convertible Preferred Stock, at least 20 days (or 10 days in any case described in subsections (A) or (B) above) prior to the applicable record date or effective date specified below, a notice stating (x) the date as of which the holders of record of Common Stock to be entitled in such dividend, distribution, rights, options or warrants are to be determined, or (y) the date on which such reorganization, reclassification, consolidation, merger, sale, lease, transfer, liquidation, dissolution or winding-up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, sale, lease, transfer, liquidation, dissolution or winding-up. Neither the failure to give the notice required by this subsection (vii), nor any defect therein, to any particular holder shall affect the sufficiency of the notice or the legality or validity of any such dividend, distribution, right, option, warrant, reorganization, reclassification, consolidation, merger, sale, lease, transfer, liquidation, dissolution or winding-up, or the vote authorizing any such action with respect to the other holders.

     (viii) To the extent permitted by law, the Company from time to time may reduce the Conversion Price by any amount for any period of at least 20 days
(or such other period as may then be required by applicable law) if the Board has made a determination in good faith that such reduction would be in the best interests of the Company, which determination shall be conclusive. No reduction in the Conversion Price pursuant to this subsection (viii) shall become effective unless the Company shall have mailed a notice, at least 15 days prior to the date on which such reduction is scheduled to become effective, to each holder of Convertible Preferred Stock. Such notice shall be given by first-class mail, postage prepaid, at such holder's address as it appears on the books of the Company. Such notice shall state the amount per share by which the Conversion Price will be reduced and the period for which such reduction will be in effect. Neither the failure to give the notice required by this subsection (viii), nor any defect therein, to any particular holder shall affect the sufficiency of the notice or the legality or validity of any such reduction in Conversion Price, or the vote authorizing such action with respect to the other holders.

           (ix) At its option, the Company may make such reduction in the Conversion Price, in addition to those otherwise required by this Section 6, as the Board deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes; provided that any such reduction shall not be effective until written evidence of the action of the Board authorizing such reduction shall be filed with the Secretary of the Company and notice thereof shall have been given by first-class mail, postage prepaid, to each holder of Convertible Preferred Stock at such holder's address as it appears on the books of the Company.


          (c) Consolidation, Merger or Sale of Assets. If any transaction shall occur, including without limitation (i) any recapitalization or reclassification of shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (ii) any consolidation or merger of the Company with or into another person or any merger of another person into the Company (other than a merger in which the Company is the surviving corporation and that does not results in a reclassification, conversion, exchange or cancellation of Common Stock), (iii) any sale, lease or transfer of all or substantially all of the assets of the Company, or (iv) any compulsory share exchange, pursuant to any of which holders of Common Stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that the holder of each share of Convertible Preferred Stock then outstanding shall have the right thereafter to convert such share only into the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, lease, transfer or share exchange by a holder of the number of shares of Common Stock issuable upon conversion of such share of Convertible Preferred Stock immediately prior to such recapitalization, reclassification, consolidation, merger, sale, lease, transfer or share exchange and the Company shall not enter into any such merger, consolidation, sale, lease transfer or share exchange unless the company formed by such consolidation or resulting from such merger or that acquires such assets or that acquires the Company's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments that, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent documents, shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in the preceding subsections (a) and (b) and in this subsection (c).

     (d) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Convertible Preferred Stock, and any portion of Convertible Preferred Stock surrendered for conversion which would otherwise result in a fractional share of Common Stock shall be redeemed for cash in an amount equal to the product of such fraction multiplied by the closing price of the Common Stock on the last business day prior to conversion or, if there shall have been no sales of the Common Stock on such business day, the average of the closing bid and asked prices at the end of such business day.

     (e) Mechanics of Conversion. Before any holder of Convertible Preferred Stock shall be entitled to convert such stock into shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates for the Convertible Preferred Stock to be converted, duly endorsed, at the office of the Company or of any transfer agent for the Convertible Preferred Stock, and shall give written notice to the Company at such office that such holder elects to convert the same. The Company shall, within 10 days after such delivery, issue and deliver at such office to such holder of the Convertible Preferred Stock (or to any other person specified in the notice delivered by such holder) a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder for any cash amounts payable as a result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. In case any certificate for shares of the Convertible Preferred Stock shall be surrendered for conversion of only a part of the shares represented thereby, the Company shall deliver within 10 days at such office to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Convertible Preferred Stock represented by such surrendered certificate which are not being converted. Notwithstanding the foregoing, the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing the Convertible Preferred Stock are either delivered to the Company or its transfer agent or the Company or its transfer agent shall have received evidence satisfactory to it evidencing that such certificates have been lost, stolen or destroyed and the holder of such Convertible Preferred Stock executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. The issuance of certificates of shares of Common Stock issuable upon conversion of shares of Convertible Preferred Stock shall be made without charge to the converting holder for any tax imposed in respect of the issuance thereof, provided that the Company shall not be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the shares of Convertible Preferred Stock being converted.

     Section 7.  Mandatory Redemption.

          (a) The Company shall be required to redeem (x) 33 1/3% of the Convertible Preferred Stock outstanding on July 14, 2008, (y) 50% of the Convertible Preferred Stock outstanding on July 14, 2009 and (z) the balance of the Convertible Preferred Stock outstanding on July 14, 2010, at a redemption price per share equal to the Liquidation Value (each such payment, a "Redemption Payment"). In accordance with subsection (b) below, the Company shall mail to each record holder of Convertible Preferred Stock written notice of its requirement to redeem shares of Convertible Preferred Stock held by such holder.

          (b) Mechanics of Redemption. In the event the Company shall be required to redeem shares of Convertible Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 10 days nor more than 30 days prior to the redemption date, to the holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state:
(i) the redemption date; (ii) the redemption price; and (iii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price. The redeemed shares of Convertible Preferred Stock shall no longer be deemed to be outstanding and shall be canceled and shall not be available for reissue or redesignation, and all rights of the holders thereof as a shareholder of the Company (except the right to receive from the Company the redemption price) shall cease.

               (c) Default on Redemption.

               (i) In the event that any Redemption Payment shall not have been paid when due, the maximum authorized number of directors of the Company will be automatically increased by such number as would equal the number of the directors of the Company at the time of such increase plus one, and holders of Convertible Preferred Stock and any Parity Securities and Senior Securities with substantially similar voting rights ("Parity Voting Securities") shall be entitled to vote their shares of Convertible Preferred Stock, in accordance with the procedures set forth below, to elect, voting separately as a class, such additional directors (the "Election Right"). So long as any shares of Convertible Preferred Stock shall be outstanding, the holders of Convertible Preferred Stock shall retain the Election Right until such Redemption Payment is paid in full. The period during which holders of Convertible Preferred Stock, together with holders of Parity Voting Securities, retain such right is referred to as a "Default Period."

               (ii) So long as any shares of Convertible Preferred Stock shall be outstanding, during any Default Period, the Election Right may be exercised initially at a special meeting called pursuant to subsection
          (iii) below or at any annual meeting of shareholders. The absence of a quorum of holders of Common Stock (or any class thereof) shall not affect the exercise of the Election Right.

               (iii) Unless the holders of Convertible Preferred Stock have, during an existing Default Period, previously exercised their right to elect directors, the Board may, and upon the request of the holders of record of not less than 66 2/3% of the Convertible Preferred Stock and Parity Voting Securities then outstanding, the Board shall, order the calling of a special meeting of holders of Convertible Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, the President, a Vice President or the Secretary of the Company. Notice of such meeting and of any annual meeting at which holders of Convertible Preferred Stock are entitled to vote pursuant to this subsection (iii) shall be given to each holder of record of Convertible Preferred Stock by mailing a copy of such notice to such holder at such holder's last address as it appears on the books of the Company. Such meeting shall be called for a date not later than 30 days after such order or request, or, in default of the calling of such meeting within 30 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 66 2/3% of the Convertible Preferred Stock then outstanding.

          (iv) During any Default Period, the holders of Common Stock, and other classes of stock of the Company, if applicable, shall continue to be entitled to elect all of the directors unless and until the holders of Convertible Preferred Stock shall have exercised the Election Right. After the exercise of the Election Right (x) the directors so elected by the holders of Convertible Preferred Stock and Parity Voting Securities shall continue in office until the earlier of (A) such time as their successors shall have been elected by such holders and (B) the expiration of the Default Period, and (y) any vacancy in the Board with respect to a directorship to be elected pursuant to this Section by the holders of Convertible Preferred Stock may be filled by vote of the remaining directors previously elected by such holders. References in this subsection
     (c) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

          (v) Immediately upon the expiration of a Default Period, (x) the Election Right shall cease, (y) the term of any additional directors elected by the holders of Convertible Preferred Stock and Parity Voting Securities pursuant to this Section shall terminate, and (z) the number of directors shall be such number as may be provided for in the Articles of Incorporation or By-laws irrespective of any increase made pursuant to subsection (i) of this subsection (c) (such number being subject, however, to subsequent change in any manner provided by law or in the Articles of Incorporation or By-laws).

     Section 8. Status of Reacquired Shares. If shares of Convertible Preferred Stock are converted pursuant to Section 6 hereof or redeemed pursuant to Section 7 hereof, the shares so converted or redeemed shall, upon compliance with any statutory requirements, assume the status of authorized but unissued shares of preferred stock of the Company, but may not be reissued as Convertible Preferred Stock.

     Section 9. Preemptive Rights. The Convertible Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Company.

     Section 10. Notices. Except as otherwise provided herein, all notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by and when sent by telex or telecopier (with receipt confirmed) on the business day following receipt, provided a copy is also sent by express (overnight, if possible) courier, addressed (i) in the case of a holder of Convertible Preferred Stock, to such holder's address as it appears on the books of the Company, and (ii) in the case of the Company, to the Company's principal executive offices to the attention of the Company's Chief Financial Officer.

     Section 11. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

     IN WITNESS WHEREOF, IMC Mortgage Company has caused this Certificate of Designation to be duly executed by its duly authorized officer and attested by its Secretary this 13th day of July, 1998.



                                          IMC MORTGAGE COMPANY



                                          By: /s/ Stuart D. Marvin
                                             ----------------------------
                                             Name:  Stuart D. Marvin
                                             Title: CFO



ATTEST:

/s/ Claudine G. Leuthauser
----------------------------
Name:  Claudine G. Leuthauser
Title: Admn. Asst.

                             ARTICLES OF AMENDMENT
              DESIGNATING THE PREFERENCES, RIGHTS AND LIMITATIONS
                   OF THE CLASS B CONVERTIBLE PREFERRED STOCK
                                       OF
                              IMC MORTGAGE COMPANY

               Pursuant to Section 607.0602 of the Florida Business Corporation Act, IMC Mortgage Company, a Florida corporation (the "Company"), hereby certifies that the following amendments were duly adopted by the Board of Directors of the Company (the "Board") on May 19th, 1998, pursuant to authority conferred upon the Board by the provisions of the Articles of Incorporation of the Company (the "Articles of Incorporation").

               DESIGNATION OF CLASS B CONVERTIBLE PREFERRED STOCK. The Class, designated as Class B Convertible Preferred Stock will have the designations, preferences, voting powers, relative, participating, optional or other special rights and privileges, and the qualifications, limitations and restrictions as follows:

               SECTION 1. Designation, Rank. This series of preferred stock shall be designated the "Class B Convertible Preferred Stock," with a par value of $0.01 per share (the "Convertible Preferred Stock"). The Convertible Preferred Stock will rank, with respect to rights on liquidation, winding-up and dissolution, (i) senior to all classes of common stock of the Company, as they exist on the date hereof or as such stock may be constituted from time to time (the "Common Stock"), and each other class of capital stock or class or series of preferred stock established by the Board to the extent the terms of such stock do not expressly provide that it ranks on a parity with the Convertible Preferred Stock as to rights on liquidation, winding-up and dissolution (collectively, together with the Common Stock, the "Junior Securities"); (ii) on a parity with each class of capital stock or class or series of preferred stock established by the Board to the extent the terms of such stock expressly provide that it will rank on a parity with the Convertible Preferred Stock as to rights on liquidation, winding-up and dissolution (collectively, the "Parity Securities"); and (iii) junior to each other class of capital stock or class or series of preferred stock established by the Board to the extent the terms of such stock expressly provide that it will rank senior to the Convertible Preferred Stock as to rights on liquidation, winding-up and dissolution (collectively, the "Senior Securities").

               SECTION 2. Authorized Number. The authorized number of shares constituting the Convertible Preferred Stock shall be 300,000 shares.

               SECTION 3. Dividends. Holders of Convertible Preferred Stock will not be entitled to any dividends.

               SECTION 4. Liquidation Rights. The liquidation value of each share of Convertible Preferred Stock shall be $100.00 (the "Liquidation Value"). In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, after satisfaction of the claims of creditors and before any payment or distribution of assets is made on any Junior Securities, including, without limitation, the Common Stock but after any payment or distribution of assets to holders of Senior Securities, if any, (i) the holders of Convertible Preferred Stock shall receive a liquidation preference equal to the Liquidation Value of their shares and (ii) the holders of any Parity Securities shall be entitled to receive an amount equal to the full respective liquidation preferences (including any premium) to which they are entitled and shall receive an amount equal to all accrued and unpaid dividends with respect to their respective shares through and including the date of distribution (whether or not declared). If, upon such a voluntary or involuntary liquidation, dissolution or winding-up of the Company, the assets of the Company are insufficient to pay in full the amounts described above as payable with respect to the Convertible Preferred Stock and any Parity Securities, the holders of the Convertible Preferred Stock and such Parity Securities will share ratably in any distribution of assets of the Company in proportion to their respective liquidation preferences. After payment of the Liquidation Value, the Convertible Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company. Neither the sale or transfer of all or any part of the assets of the Company, nor the merger or consolidation of the Company into or with any other corporation or a merger of any other corporation with or into the Company, will be deemed to be a liquidation, dissolution or winding-up of the Company.

               SECTION 5. Voting Rights.

               Except as provided below or as may be required by the law of the State of Florida or provided by the resolution creating any other series of preferred stock, the holders of Convertible Preferred Stock will not be entitled to vote. So long as any shares of Convertible Preferred Stock are outstanding, the vote or consent of the holders of 66 2/3% of the outstanding shares of Convertible Preferred Stock, voting together as a single class, shall be necessary to (i) increase or decrease the par value of the shares of Convertible Preferred Stock or (ii) amend Article IV of the Articles of Incorporation, except with respect to changes in the par value of, or the number of authorized shares of Common Stock, or alter or change the powers, preferences, or special rights of the shares of Convertible Preferred Stock, so as to affect them adversely, either directly or indirectly, or through a merger or consolidation with any person, or (iii) authorize or issue any additional class or series of Parity Securities or Senior Securities, or any security convertible into Parity Securities or Senior Securities; provided, however, that the Company may amend such Article IV to authorize Parity Securities not to exceed, in the aggregate, $100 million in liquidation value without the consent of holders of 66 2/3% of the outstanding shares of Convertible Preferred Stock.

               SECTION 6.  Conversion.

               (a) Right to Convert. Each share of Convertible Preferred Stock will be convertible (the rights to convert described in this subsection (a) are referred to as the "Conversion Rights") at any time at the option of the holder thereof, into such number of fully paid and non-assessable shares of Common Stock (together with any Rights (as defined in subsection (b)(iii) below) associated therewith) as is equal to (A) the sum of the Liquidation Value of the Convertible Preferred Stock, divided by (B) the Conversion Price then in effect. The initial "Conversion Price" for the Convertible Preferred Stock shall be $22.50 and shall be subject to adjustment as described below. Shares of Convertible Preferred Stock to be redeemed in accordance with Section 7 hereof will not be convertible after the close of business on the day preceding the date fixed for redemption, unless the Company defaults in payment of the redemption price.

               (b) Anti-dilution Provisions. The Conversion Price is subject to adjustment after the issuance of the Convertible Preferred Stock from time to time as follows:

               (i) In case the Company shall (1) pay a dividend or make a distribution on Common Stock in shares of Common Stock, (2) subdivide its outstanding shares of Common Stock into a greater number of shares or (3) combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such holder would have been entitled to receive immediately following such action had the holder's Convertible Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this subsection (i) shall become effective immediately (except as provided in subsection (vi) below) after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

               (ii) In case the Company shall issue rights, options or warrants to holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share (as defined in subsection
        (v) below) of the Common Stock on the record date mentioned below, then the Conversion Price in effect immediately prior thereto shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights, options or warrants by a fraction of which

                      (1) the numerator shall be the sum of (A) the number of
               shares of Common Stock outstanding on the date of issuance of such rights, options or warrants immediately prior to such issuance plus (B) the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price (determined by multiplying such total number of shares offered for subscription or purchase by the sum of the exercise price of such rights, options or warrants plus the value of any consideration per share paid to the Company for such rights, options or warrants and dividing the product so obtained by such Current Market Price), and

                      (2) the denominator shall be the sum of (A) the number of
               shares of Common Stock outstanding on the date of issuance of such rights, options or warrants immediately prior to such issuance plus (B) the number of additional shares of Common Stock which are so offered for subscription or purchase.

               Such adjustment shall be made successively whenever any rights, options or warrants are issued, and shall become effective immediately (except as provided in subsection (vi) below) after the record date for the determination of stockholders entitled to receive such rights, options or warrants; provided, however, in the event that all the shares of Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights, options or warrants, upon the expiration of such rights, options or warrants the Conversion Price shall be readjusted to the Conversion Price which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the exercise of such rights, options or warrants rather than upon the number of shares of Common Stock offered for subscription or purchase. In determining the value of any consideration received by the Company for such rights, options or warrants, the determination of the Board in good faith shall be conclusive and shall be described in a Board resolution.

               (iii) Notwithstanding subsection (ii) above, any adjustments to the Conversion Price to account for the issuance of "Rights" under a Shareholder Rights Plan or Agreement (a "Rights Agreement") adopted subsequent to the date hereof shall be made when such Rights are exercised or exchanged by the Company for Common Stock (Common Stock issued pursuant to the exercise of, or exchange by the Company for, such Rights are referred to as "Rights Stock") pursuant to a Rights Agreement or like arrangement at a price per share less than the Current Market Price per share of Common Stock on the date of such exercise or exchange. The Conversion Price in effect immediately prior to such exercise or exchange shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such exercise or exchange by a fraction of which

                      (1) the numerator shall be the sum of (A) the number of
               shares of Common Stock outstanding on the date of issuance of such Rights Stock immediately prior to such issuance plus (B) the number of shares of Common Stock which the aggregate consideration received for the total number of shares of Rights Stock so issued would purchase at such Current Market Price (determined by multiplying such total number of shares of Rights Stock by the consideration received per share of such Rights Stock and dividing the product so obtained by such Current Market Price), and

                      (2) the denominator shall be the sum of (A) the number of
               shares of Common Stock outstanding on the date of issuance of such Rights Stock immediately prior to such issuance plus (B) the number of additional shares of Rights Stock which are so issued.

               Such adjustment shall be made successively whenever any Rights Stock is issued, and shall become effective immediately (except as provided in subsection (vi) below) after the issuance of Rights Stock. If after the "Distribution Date" or a similar date (as defined in a Rights Agreement), holders converting shares of Convertible Preferred Stock are, for any reason, not entitled to receive the Rights or similar rights, options or warrants which would otherwise be attributable (but for the date of conversion) to the shares of Common Stock received upon such conversion, then a reducing adjustment shall be made in the Conversion Price to reflect the fair market value of the Rights or similar rights, options or warrants. If such an adjustment is made and the Rights or similar rights, options or warrants are later exchanged, redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the Conversion Price, on an equitable basis, to take account of such event.

               (iv) In case the Company shall distribute to holders of Common Stock evidences of indebtedness, equity securities (including equity interests in the Company's subsidiaries) other than Common Stock or other assets (other than cash dividends paid out of earned surplus of the Company or, if there shall be no earned surplus, out of net profits for the fiscal year in which the dividend is made and/or the preceding fiscal year), or shall distribute to holders of Common Stock rights, options or warrants to subscribe to securities (other than any Rights, rights, options or warrants referred to in subsection (ii) or subsection (iii) above), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the record date mentioned below less the then fair market value of the portion of the assets, evidence of indebtedness and equity securities so distributed, or of such subscription rights, warrants or options, applicable to one share of Common Stock, and of which the denominator shall be such Current Market Price. For the purposes of this subsection
        (iv), in the event of a distribution of shares of capital stock or other securities of any subsidiary of the Company as a dividend on shares of Common Stock, the "then fair market value" of the shares or other securities so distributed shall be the value of such shares or other securities on the record date mentioned below as determined by the Board, whose good faith determination shall be conclusive evidence of such value, and shall be described in a Board resolution. Such adjustment shall become effective immediately (except as provided in subsection (vi) below) after the record date for the determination of stockholders entitled to receive such distribution.

               (v) For the purpose of any computation under subsection (ii), subsection (iii) or subsection (iv) above, the "Current Market Price" per share of stock on any date shall be deemed to be the average of the last sale prices of a share of such stock for the 15 consecutive trading days commencing 20 trading days before the earliest of the date in question and the date before the "ex date" with respect to the issuance or distribution requiring such computation, or, if there shall have been no sales of such stock on any such trading day, the average of the closing bid and asked prices at the end of such trading day. For purposes of this subsection (v), the term "ex date", when used with respect to any issuance or distribution, means the first date on which the stock trades regular way on the principal national securities exchange on which the stock is listed or admitted to trading (or if not so listed or admitted, on NASDAQ, or a similar organization if NASDAQ is no longer reporting trading information) without the right to receive such issuance or distribution.

               (vi) In any case in which this Section shall require that an adjustment be made immediately following a record date or immediately following the exercise of, or exchange of Rights Stock for, a Right, the Company may elect to defer the effectiveness of such adjustment (but in no event until a date later than the later of the "ex date" as defined above and the effective date of the event giving rise to such adjustment), in which case the Company shall, with respect to any Convertible Preferred Stock converted after the date of such exercise or exchange or such record date, as the case may be, and before such adjustment shall have become effective (1) defer making any cash payment or issuing to the holder of such Convertible Preferred Stock the number of shares of Common Stock and other capital stock of the Company issuable upon such conversion in excess of the number of shares of Common Stock and other capital stock of the Company issuable thereupon only on the basis of the Conversion Price prior to adjustment, and (2) not later than five business days after such adjustment shall have become effective, pay to such holder the appropriate cash payment and issue to such holder the additional shares of Common Stock and other capital stock of the Company issuable on such conversion.

               (vii) Whenever the Conversion Price is adjusted as provided above:

                      (1) the Company shall compute the adjusted Conversion
               Price and shall promptly file with the stock transfer or conversion agent, as appropriate, for the Convertible Preferred Stock, a certificate signed by a principal financial officer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based and the computation thereof; and

                      (2) a notice stating that the Conversion Price has been
               adjusted and setting forth the adjusted Conversion Price shall, as soon as practicable, be sent by first-class mail to the holders of record of the Convertible Preferred Stock.

                      In case:

                      (A) the Company shall take any action which would require
               an adjustment to the Conversion Price pursuant to subsection
               (iv) above;

                      (B) the Company shall authorize the granting to the
               holders of its Common Stock of rights, options or warrants entitling them to subscribe for or purchase any shares of capital stock of any class or of any other rights;

                      (C) of any reorganization or reclassification of the
               Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or a subdivision or combination of its outstanding Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale, lease or transfer of all or substantially all the assets of the Company; or

                      (D) of the voluntary or involuntary liquidation,
               dissolution or winding-up of the Company;

        then the Company shall cause to be mailed to the stock transfer or conversion agent, as appropriate, for the Convertible Preferred Stock and to the holders of record of Convertible Preferred Stock, at least 20 days (or 10 days in any case described in subsections (A) or (B) above) prior to the applicable record date or effective date specified below, a notice stating (x) the date as of which the holders of record of Common Stock to be entitled in such dividend, distribution, rights, options or warrants are to be determined, or (y) the date on which such reorganization, reclassification, consolidation, merger, sale, lease, transfer, liquidation, dissolution or winding-up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, sale, lease, transfer, liquidation, dissolution or winding-up. Neither the failure to give the notice required by this subsection (vii), nor any defect therein, to any particular holder shall affect the sufficiency of the notice or the legality or validity of any such dividend, distribution, right, option, warrant, reorganization, reclassification, consolidation, merger, sale, lease, transfer, liquidation, dissolution or winding-up, or the vote authorizing any such action with respect to the other holders.

             (viii) To the extent permitted by law, the Company from time to time may reduce the Conversion Price by any amount for any period of at least 20 days (or such other period as may then be required by applicable law) if the Board has made a determination in good faith that such reduction would be in the best interests of the Company, which determination shall be conclusive. No reduction in the Conversion Price pursuant to this subsection (viii) shall become effective unless the Company shall have mailed a notice, at least 15 days prior to the date on which such reduction is scheduled to become effective, to each holder of Convertible Preferred Stock. Such notice shall be given by first-class mail, postage prepaid, at such holder's address as it appears on the books of the Company. Such notice shall state the amount per share by which the Conversion Price will be reduced and the period for which such reduction will be in effect. Neither the failure to give the notice required by this subsection (viii), nor any defect therein, to any particular holder shall affect the sufficiency of the notice or the legality or validity of any such reduction in Conversion Price, or the vote authorizing such action with respect to the other holders.

               (ix) At its option, the Company may make such reduction in the Conversion Price, in addition to those otherwise required by this
        Section 6, as the Board deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes; provided that any such reduction shall not be effective until written evidence of the action of the Board authorizing such reduction shall be filed with the Secretary of the Company and notice thereof shall have been given by first-class mail, postage prepaid, to each holder of Convertible Preferred Stock at such holder's address as it appears on the books of the Company.

               (c) Consolidation, Merger or Sale of Assets. If any transaction shall occur, including without limitation (i) any recapitalization or reclassification of shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (ii) any consolidation or merger of the Company with or into another person or any merger of another person into the Company (other than a merger in which the Company is the surviving corporation and that does not result in a reclassification, conversion, exchange or cancellation of Common Stock), (iii) any sale, lease or transfer of all or substantially all of the assets of the Company, or (iv) any compulsory share exchange, pursuant to any of which holders of Common Stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that the holder of each share of Convertible Preferred Stock then outstanding shall have the right thereafter to convert such share only into the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, lease, transfer or share exchange by a holder of the number of shares of Common Stock issuable upon conversion of such share of Convertible Preferred Stock immediately prior to such recapitalization, reclassification, consolidation, merger, sale, lease, transfer or share exchange and the Company shall not enter into any such merger, consolidation, sale, lease transfer or share exchange unless the company formed by such consolidation or resulting from such merger or that acquires such assets or that acquires the Company's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments that, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent documents, shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in the preceding subsections (a) and (b) and in this subsection (c).

               (d) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Convertible Preferred Stock, and any portion of Convertible Preferred Stock surrendered for conversion which would otherwise result in a fractional share of Common Stock shall be redeemed for cash in an amount equal to the product of such fraction multiplied by the closing price of the Common Stock on the last business day prior to conversion or, if there shall have been no sales of the Common Stock on such business day, the average of the closing bid and asked prices at the end of such business day.

               (e) Mechanics of Conversion. Before any holder of Convertible Preferred Stock shall be entitled to convert such stock into shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates for the Convertible Preferred Stock to be converted, duly endorsed, at the office of the Company or of any transfer agent for the Convertible Preferred Stock, and shall give written notice to the Company at such office that such holder elects to convert the same. The Company shall, within 10 days after such delivery, issue and deliver at such office to such holder of the Convertible Preferred Stock (or to any other person specified in the notice delivered by such holder) a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder for any cash amounts payable as a result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. In case any certificate for shares of the Convertible Preferred Stock shall be surrendered for conversion of only a part of the shares represented thereby, the Company shall deliver within 10 days at such office to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Convertible Preferred Stock represented by such surrendered certificate which are not being converted. Notwithstanding the foregoing, the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing the Convertible Preferred Stock are either delivered to the Company or its transfer agent or the Company or its transfer agent shall have received evidence satisfactory to it evidencing that such certificates have been lost, stolen or destroyed and the holder of such Convertible Preferred Stock executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. The issuance of certificates of shares of Common Stock issuable upon conversion of shares of Convertible Preferred Stock shall be made without charge to the converting holder for any tax imposed in respect of the issuance thereof; provided that the Company shall not be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the shares of Convertible Preferred Stock being converted.

        Section 7.  Mandatory Redemption.

               (a) The Company shall be required to redeem (x) 33 1/3% of the Convertible Preferred Stock outstanding on July 14, 2008, (y) 50% of the Convertible Preferred Stock outstanding on July 14, 2009 and (z) the balance of the Convertible Preferred Stock outstanding on July 14, 2010, at a redemption price per share equal to the Liquidation Value (each such payment, a "Redemption Payment"). In accordance with subsection (b) below, the Company shall mail to each record holder of Convertible Preferred Stock written notice of its requirement to redeem shares of Convertible Preferred Stock held by such holder.

               (b) Mechanics of Redemption. In the event the Company shall be required to redeem shares of Convertible Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 10 days nor more than 30 days prior to the redemption date, to the holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state:
(i) the redemption date; (ii) the redemption price; and (iii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price. The redeemed shares of Convertible Preferred Stock shall no longer be deemed to be outstanding and shall be canceled and shall not be available for reissue or redesignation, and all rights of the holders thereof as a shareholder of the Company (except the right to receive from the Company the redemption price) shall cease.

               (c) Default on Redemption.

               (i) In the event that any Redemption Payment shall not have been paid when due, the maximum authorized number of directors of the Company will be automatically increased by such number as would equal the number of the directors of the Company at the time of such increase plus one, and holders of Convertible Preferred Stock and any Parity Securities and Senior Securities with substantially similar voting rights ("Parity Voting Securities") shall be entitled to vote their shares of Convertible Preferred Stock, in accordance with the procedures set forth below, to elect, voting separately as a class, such additional directors (the "Election Right"). So long as any shares of Convertible Preferred Stock shall be outstanding, the holders of Convertible Preferred Stock shall retain the Election Right until such Redemption Payment is paid in full. The period during which holders of Convertible Preferred Stock, together with holders of Parity Voting Securities, retain such right is referred to as a "Default Period".

               (ii) So long as any shares of Convertible Preferred Stock shall be outstanding, during any Default Period, the Election Right may be exercised initially at a special meeting called pursuant to subsection
        (iii) below or at any annual meeting of shareholders. The absence of a quorum of holders of Common Stock (or any class thereof) shall not affect the exercise of the Election Right.

               (iii) Unless the holders of Convertible Preferred Stock have, during an existing Default Period, previously exercised their right to elect directors, the Board may, and upon the request of the holders of record of not less than 66 2/3% of the Convertible Preferred Stock and Parity Voting Securities then outstanding, the Board shall, order the calling of a special meeting of holders of Convertible Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, the President, a Vice President or the Secretary of the Company. Notice of such meeting and of any annual meeting at which holders of Convertible Preferred Stock are entitled to vote pursuant to this subsection (iii) shall be given to each holder of record of Convertible Preferred Stock by mailing a copy of such notice to such holder at such holder's last address as it appears on the books of the Company. Such meeting shall be called for a date not later than 30 days after such order or request, or, in default of the calling of such meeting within 30 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 66 2/3% of the Convertible Preferred Stock then outstanding.

               (iv) During any Default Period, the holders of Common Stock, and other classes of stock of the Company, if applicable, shall continue to be entitled to elect all of the directors unless and until the holders of Convertible Preferred Stock shall have exercised the Election Right. After the exercise of the Election Right (x) the directors so elected by the holders of Convertible Preferred Stock and Parity Voting Securities shall continue in office until the earlier of (A) such time as their successors shall have been elected by such holders and (B) the expiration of the Default Period, and (y) any vacancy in the Board with respect to a directorship to be elected pursuant to this Section by the holders of Convertible Preferred Stock may be filled by vote of the remaining directors previously elected by such holders. References in this subsection (c) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

               (v) Immediately upon the expiration of a Default Period, (x) the Election Right shall cease, (y) the term of any additional directors elected by the holders of Convertible Preferred Stock and Parity Voting Securities pursuant to this Section shall terminate, and (z) the number of directors shall be such number as may be provided for in the Articles of Incorporation or By-laws irrespective of any increase made pursuant to subsection (i) of this subsection (c) (such number being subject, however, to subsequent change in any manner provided by law or in the Articles of Incorporation or By-laws).

        Section 8. Status of Reacquired Shares. If shares of Convertible Preferred Stock are converted pursuant to Section 6 hereof or redeemed pursuant to Section 7 hereof, the shares so converted or redeemed shall, upon compliance with any statutory requirements, assume the status of authorized but unissued shares of preferred stock of the Company, but may not be reissued as Convertible Preferred Stock.

        Section 9. Preemptive Rights. The Convertible Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Company.

        Section 10. Notices. Except as otherwise provided herein, all notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by and when sent by telex or telecopier (with receipt confirmed) on the business day following receipt, provided a copy is also sent by express (overnight, if possible) courier, addressed (i) in the case of a holder of Convertible Preferred Stock, to such holder's address as it appears on the books of the Company, and (ii) in the case of the Company, to the Company's principal executive offices to the attention of the Company's Chief Financial Officer.

        Section 11. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

        IN WITNESS WHEREOF, IMC Mortgage Company has caused this Certificate of Designation to be duly executed by its duly authorized officer and attested by its Secretary this 13th day of July, 1998.

                                            IMC MORTGAGE COMPANY

                                                 /s/ Stuart D. Marvin
                                            By:  ---------------------------
                                                 Name:  Stuart D. Marvin
                                                 Title: CFO

ATTEST:

/s/ Claudine G. Leuthauser
-----------------------------
Name:  Claudine G. Leuthauser
Title: Admn. Asst.